ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130380029-68
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/05/2013 4:31 PM
	Entity Number E0053732010-6

Certificate of Change Pursuant to NRS 78.209

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Greenchoice International, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 and -0- (0) shares of Preferred Stock

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Eight Hundred Million (800,000,000) shares of Common Stock, par value $0.001 and -0- (0) shares of Preferred Stock

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

8 for 1 Forward Stock Split. the 4,900,000 shares of Common Stock currently outstanding will become 39,200,000 shares of Common Stock after the Forward Split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Round up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: June 18, 2013 Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Stock Split
Revised: 8-31-11

This form must be accompanied by appropriate fees.